SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2012

HUDSON CITY BANCORP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26001	22-3640393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

WEST 80 CENTURY ROAD

PARAMUS, NEW JERSEY 07652

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code – (201) 967-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

On August 27, 2012, Hudson City Bancorp, Inc. (the “Company” or “Hudson City”) announced its entry into a definitive agreement with M&T Bank Corporation (“M&T”) and Wilmington Trust Corporation (“Merger Sub”), a wholly owned subsidiary of M&T, providing for the acquisition of the Company by M&T through the merger of the Company with and into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of M&T as of the effective time of the merger.

The Company and M&T issued a joint press release in connection with the announcement, which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Joint Press Release of M&T and Hudson City dated August 27, 2012

FORWARD LOOKING STATEMENTS

This filing contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Hudson City’s and M&T’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may” or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

In addition to factors previously disclosed in Hudson City’s and M&T’s reports filed with the SEC and those identified elsewhere in this filing, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Hudson City and M&T shareholders, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the M&T and Hudson City businesses or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of M&T products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Additional Information

In connection with the proposed merger, M&T will file with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a joint proxy statement of Hudson City and M&T and a prospectus of M&T, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS OF HUDSON CITY AND M&T ARE URGED TO READ THE REGISTRATION

STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the joint proxy statement/prospectus, as well as other filings containing information about Hudson City and M&T, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Hudson City by accessing Hudson City’s website at www.hcsbonline.com under the heading “Investor Relations” and from M&T at www.mtb.com under the tab “About Us,” then under the heading “Investor Relations,” and then under the heading “SEC Filings.” Copies of the joint proxy statement/prospectus can also be obtained, free of charge, by directing a request to M&T’s Investor Relations, One M&T Plaza, Buffalo, New York 14203, (716) 842-5445.

Hudson City and M&T and certain of their directors and executive officers, may be deemed to be participants in the solicitation of proxies from the shareholders of and M&T in connection with the proposed merger. Information about the directors and executive officers of Hudson City and their ownership of Hudson City common stock is set forth in the proxy statement for Hudson City’s annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 19, 2012. Information about the directors and executive s of M&T and their ownership of M&T common stock is set forth in the proxy statement for M&T’s 2012 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 7, 2012. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hudson City Bancorp, Inc. (Registrant)

Date: August 27, 2012	By:	/s/ Anthony J. Fabiano
	Name:	Anthony J. Fabiano
	Title:	Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Joint Press Release of M&T and Hudson City dated August 27, 2012